Slide 1

GLOBAL POWER EQUIPMENT GROUP

Second Quarter 2002 Earnings Call

July 30, 2002
9:00 AM EDT

"Forward Looking Statements"

Statements made during this presentation are based on management's beliefs as well as assumptions made by, and information currently available to management, pursuant to "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. While these statements reflect our best judgment, they are subject to risks and uncertainties that could cause a change in focus and direction. Information concerning some of the factors that could cause actual results to differ materially from those in, or implied by, the forward looking statements are set forth under "Risk Factors" in the Company's Form 10-K for the period ending December 29, 2001.

Topics

- Financial Results/Operations
- Market Overview
- Strategic Initiatives

Financial Results – 2Q02 vs. 2Q01*

In $000s, except per share and % chg

	2Q02	2Q01	% Chg
Revenues	$ 162,916	$171,435	-5.0%
Direct Costs	$ 127,026	$140,428	-9.5%
Gross Margin	$ 35,890	$ 31,007	15.7%
Gross Margin Percent	22.0%	18.1%	+3.9pts
Operating Expenses			
G&A	$ 6,523	$ 6,398	2.0%
Other	$ 4,298	$ 4,442	-3.2%
Total Operating Expenses	$ 10,821	$ 10,840	-.2%
Operating Profit	$ 25,069	$ 20,167	24.3%
Net Interest Expense	$ 1,105	$ 5,991	(81.6)%
Net Income Before Income Taxes	$ 23,964	$ 14,176	69.0%
Income Tax Provision	$ 9,346	$ 3,256	187.0%
Net Income	$ 14,618	$ 10,920	33.9%
Diluted Shares Outstanding	45,639	46,874	-2.6%
EPS	$0.32	$0.23	39.1%
EBITDA	$ 25,982	$ 21,485	20.9%

* - *Pro forma results for 2Q01*


Gross Margins
By Quarter
22%
20%
18%
16%
14%
12%
10%
Average
17.9%
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q
1999
2000
2001
2002

Financial Results

Segment and Geographic Details

2Q02 vs. 2Q01 and 1H02 vs. 1H01

In $000s, except % chg

Revenues	2Q02	2Q01	Change	% Chg
Heat Recovery Equipment	$86,400	$108,361	$(21,961)	(20.3)%
Auxiliary Power Equipment	76,516	63,074	13,442	21.3%
Total	$162,916	$171,435	$(8,519)	(5.0)%
United States	$ 145,364	$ 146,440	$ (1,076)	(0.7)%
Asia	$9,141	$2,067	$7,074	342.2%
Europe	$ 3,158	$2,909	$249	8.6%
Other	$5,253	$20,019	$(14,766)	(73.8)%

Revenues	1H02	1H01	Change	% Chg
Heat Recovery Equipment	$206,522	$201,238	$5,284	2.6%
Auxiliary Power Equipment	$159,921	$126,367	$33,554	26.6%
Total	$366,443	$327,605	$38,838	11.9%
United States	$ 322,774	$ 290,436	$ 32,338	11.1%
Asia	$12,535	$4,768	$7,767	162.9%
Europe	$ 12,638	$7,115	$5,523	77.6%
Other	$ 18,496	$25,286	$(6,790)	(26.9)%

Financial Results – 2Q02

Cash & Cash Usage

In $000s

	2Q02	1Q02
Beginning of period cash	$ 5,275	$ 2,435
EBITDA	25,982	27,163
Other operating, investing, financing activities	30,193	(35,468)
Change in debt	(42,640)	11,933
Capital expenditures	(427)	(788)
Change in cash	13,108	2,840
Cash at end of period	$ 18,383	$ 5,275

Total debt as of:			
12/30/00	$219,094		
12/29/01	$105,629		
03/30/02			$ 117,562
06/29/02		$ 74,922	

Historical Backlog

By Month


At quarter's end
$ MMs
800
600
400
200
0
J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J
1999
2000
2001
2002

Key Financial Statistics

	As of 6/29/02	As of 3/30/02
Net working capital (average LTM) - *$000s*	$ 1,373	$ 1,649
EBITDA - *$000s*	$ 53,145	$ 27,163
Total debt - *$000s*	$ 74,922	$ 117,562
Stockholder's equity - *$000s*	$ 107,954	$ 92,531
Total capital invested (Stockholders equity + LT-Debt) - *$000s*	$ 182,876	$ 210,093
Total debt to total capitalization	41.0%	56.0%
Pre-tax earnings - *$000s*	$ 48,954	$ 24,990
Pre-tax Return on Average Invested Capital	26.8%	12.7%
Pre-tax Return on Average Equity	52.9%	29.4%

Thank You

For Additional Information Please Contact:
Bob Zwerneman
Director, Investor Relations
Global Power Equipment Group

(918) 274-2398
bobz@globalpower.com